Exhibit 99.1

Daseke Reports Results for Third Quarter of 2019

Decisive action and gains from accelerated operational & cost improvement plan help offset soft freight market

Addison, Texas – November 12, 2019 –  Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Revenue of $450.4 million
•

Net loss was $273.3 million, or $4.25 per share, which included non-cash impairment charges to goodwill, intangibles, property and equipment, right of use assets and other long-term assets of $306.8 million, triggered by restructuring efforts

•	Adjusted EBITDA[1] was $43.2 million
•	Net cash flows from operating activities of $89.4 million and Free Cash Flow[1] of $95.8 million for the first nine months of fiscal 2019
•	Debt, net of cash, reduced by $16.5 million during the quarter
•	Rightsized board and executive management team
•

Accelerated and increased operational and cost improvement goal during the quarter and remain on target for $30 million improvement in operating income on a run rate basis by end of the first quarter of 2020 (based off the Company’s first six months revenues and operating cost run rate, on an annualized basis)

•	Created an internal Leadership Council of business unit leaders
•	Appointed new heads of Flatbed and Specialized segments, as well as new Transformation Office
•	Reaffirmed 2019 outlook, including Adjusted EBITDA[1] target of $165 - $175 million

Management Commentary

“We took decisive actions to drive immediate operational changes across the Company during the third quarter,” said Chris Easter, Interim Chief Executive Officer.  “We believe our accelerated operational integrations, business improvement plans and corporate rightsizing will drive positive impacts in the business. We believe we have an opportunity to better leverage our strengthened leadership position as the largest flatbed, specialized transportation and logistics solutions company in North America, as well as the best talent in our industry across our operating companies, remains clearly in front of us.”

Easter concluded, “Our performance during the third quarter reflects our ability to drive positive operational changes across the organization despite a weaker than normal macro environment.  While our Flatbed Solutions segment continued to be impacted by softer end markets and lower rates during the period, our Specialized Solutions segment proved resilient and grew its top line by 1.5 percent year-over-year.  We remain on target to deliver a $30 million improvement in operating income on a run rate basis by the end of the first quarter in 2020, which represents the first phase of our operational improvement initiatives. We expect the continued implementation of our operational improvement initiatives to drive an improved operating ratio and stronger profitability results in the future.”

1 See Non-GAAP Measures for more information regarding Adjusted EBITDA and Free Cash Flow.

Third Quarter 2019 Financial Results

Total revenue in the third quarter of 2019 decreased 2.4% to $450.4 million, compared to $461.6 million in the year-ago quarter. This year-over-year decline in revenue was driven primarily by the softer rate environment in the Flatbed Solutions segment; consolidated freight rates declined 4.6%.

Operating loss in the third quarter of 2019 was $316.6 million, compared to Operating income of $13.9 million in the year-ago quarter. The year-over-year decline was primarily due to non-cash impairment charges to goodwill, intangibles, property and equipment, right of use assets and other long-term assets of $306.8 million and restructuring costs of $6.9 million in the quarter.

Net loss for the third quarter of 2019 was $273.3 million, or $4.25 per share, compared to net income of $2.2 million, or $0.01 per share, in the year-ago quarter.

Adjusted EBITDA1 in the third quarter of 2019 was $43.2 million compared to $52.9 million in the year-ago quarter.  The year-over-year decline in Adjusted EBITDA was driven by softness in freight rates and higher driver pay.

Segment Results

Specialized Solutions - Specialized Solutions revenue2 in the third quarter of 2019 increased 1.4% to $288.0 million compared to $283.9 million in the year-ago quarter. Operating loss in the third quarter of 2019 was $187.6 million compared to operating income $11.8 million in the year-ago quarter. Adjusted EBITDA1 in the third quarter of 2019 decreased 15.3% to $34.3 million compared to $40.5 million in the year-ago quarter, driven by strong wind-energy related end markets, which partially offset softer oil & gas and related end markets. Rate per mile in the third quarter of 2019 of $3.54 was flat to the prior-year quarter and revenue per tractor increased 1% to $64,500.

Flatbed Solutions - Flatbed Solutions revenue2 in the third quarter of 2019 decreased 6.4% to $169.8 million compared to $181.5 million in the year-ago quarter. Operating loss in the third quarter of 2019 was $107.9 million compared to operating income of $12.2 million in the year-ago quarter. Adjusted EBITDA1 in the third quarter of 2019 decreased 4.0% to $20.8 million compared to $21.7 million in the year-ago quarter, primarily due softness in manufacturing and construction related end markets. Rate per mile in the third quarter of 2019 of $1.90 was down 7.4% from the prior-year quarter and revenue per tractor decreased 7.0% to $42,600.

1 See Non-GAAP Measures for more information regarding Adjusted EBITDA and Free Cash Flow.

2 Segment revenues are prior to eliminations.

Balance Sheet and Free Cash Flow

At September 30, 2019, Daseke had cash and cash equivalents of $79.6 million and $84.6 million available under its revolving credit facility, for total available liquidity of $164.2 million. Net debt was $633.6 million. This compares to cash and cash equivalents of $63.7 million, $85.2 million available on the revolving credit facility, total available liquidity of $148.9 million, and net debt of $650.1 million at June 30, 2019.

Year to date, net cash provided by operating activities was $89.4 million, cash capital expenditures were $17.4 million, and cash proceeds from the sale of excess property and equipment were $23.8 million, resulting in Free Cash Flow of $95.8 million. This compares to net cash provided by operating activities of $46.8 million, cash capital expenditures of $58.8 million, and cash proceeds from the sale of excess property and equipment of $15.5 million, resulting in Free Cash Flow of $3.5 million in the first nine months of fiscal 2018.

2019 Outlook

Daseke reaffirmed its expected fiscal 2019 outlook as follows:

Full-Year Outlook
Revenue	$1.7 - $1.75 billion
Adjusted EBITDA[1]	$165 - $175 million
Net Capital Expenditures	$65 - $70 million
Leverage Ratio (as defined in Company’s debt agreements)	3.0x - 3.3x

Strategic Integration and Efficiency Program

During the quarter, Daseke announced three strategic actions as part of its efforts to drive strategic integration and improve efficiencies.

•

Operational Integrations: Daseke announced a plan to integrate three operating segments with three other operating segments, which will reduce the number of operating segments from 16 to 13. This initiative is being implemented to streamline and reduce the Company’s cost structure, improve asset utilization and capitalize on operational synergies.

•

Business Improvement Plans: Additionally, the Company announced the planned implementation of Business Improvement Plans, which are expected to increase profitability by yield management capacity allocations, right-sizing trailer-to-tractor ratios, and improving maintenance execution.

•

Corporate Restructuring: The Company has also executed a management restructuring and substantial corporate cost reduction plan, which included the elimination of several positions within the Daseke’s corporate office.

•

Transformation Office: The Transformation Office will be responsible for ensuring the successful completion of the operational integrations and business improvement plans across the Daseke organization by tracking execution and ensuring accountability.

The Company recorded $6.8 million of business transformation costs and $6.9 million restructuring expenses (not related to any impairments) in connection with these three strategic actions in the three months ended September 30, 2019 and expects to incur the majority of the estimated remaining $3.0 million of business transformation costs and $1.5 million of restructuring expenses through the end of fiscal 2019. Any changes to these actions will be reflected the Company’s future results of operations.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its third quarter 2019 results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 9999284. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at investor.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA and  Free Cash Flow.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures on a supplemental basis.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) business transformation costs, (vi) non-cash impairment, (vii) restructuring charges, and

(viii) non-cash stock and equity-compensation expense.  The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below. We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward‐looking statements.  For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward‐looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In millions, except share data)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$79.6	$46.0
Accounts receivable, net	231.0	209.2
Drivers’ advances and other receivables	8.0	5.5
Current portion of net investment in sales-type leases	—	16.2
Parts supplies	3.9	4.9
Prepaid and other current assets	21.9	26.3
Total current assets	343.7	308.1
Property and equipment, net	463.1	572.7
Intangible assets, net	111.0	208.8
Goodwill	145.7	258.4
Right-of-use assets	97.0	—
Other long-term assets	29.6	42.9
Total assets	$1,190.1	$1,390.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24.0	$22.2
Accrued expenses and other liabilities	54.2	46.5
Accrued payroll, benefits and related taxes	39.6	21.7
Accrued insurance and claims	18.6	18.1
Current portion of long-term debt	61.6	63.5
Other current liabilities	49.9	21.9
Total current liabilities	247.9	193.9
Long-term debt, net of current portion	639.1	622.7
Deferred tax liabilities	66.2	126.8
Other long-term liabilities	79.6	0.5
Total liabilities	1,032.8	943.9
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued with liquidation preference of $65.0 at September 30, 2019 and December 31, 2018	65.0	65.0
Common stock, par value $0.0001 per share; 250,000,000 shares authorized, 64,583,275 and 64,455,174 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in-capital	436.6	433.9
Accumulated deficit	(343.7)	(51.0)
Accumulated other comprehensive loss	(0.6)	(0.9)
Total stockholders’ equity	157.3	447.0
Total liabilities and stockholders’ equity	$1,190.1	$1,390.9

Daseke, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Company freight	$205.2	$206.9	$618.2	$511.4
Owner operator freight	118.3	122.6	351.1	330.7
Brokerage	78.6	82.2	222.8	188.4
Logistics	13.5	11.6	39.0	31.3
Fuel surcharge	34.8	38.3	102.9	104.3
Total revenue	450.4	461.6	1,334.0	1,166.1
Operating expenses:
Salaries, wages and employee benefits	127.7	114.8	371.1	287.7
Fuel	34.1	38.9	105.3	103.7
Operations and maintenance	56.8	51.5	164.7	126.4
Communications	1.0	0.9	3.2	2.4
Purchased freight	155.5	170.6	458.5	429.9
Administrative expenses	21.4	16.1	54.7	41.3
Sales and marketing	1.3	1.0	3.8	2.3
Taxes and licenses	4.8	4.7	14.7	12.3
Insurance and claims	13.4	12.7	38.1	32.4
Acquisition-related transaction expenses	—	0.6	—	2.4
Depreciation and amortization	38.3	36.8	119.5	93.8
Gain on disposition of property and equipment	(1.0)	(0.9)	(2.1)	(1.5)
Impairment	306.8	—	306.8	2.8
Restructuring charges	6.9	—	6.9	—
Total operating expenses	767.0	447.7	1,645.2	1,135.9
Income (loss) from operations	(316.6)	13.9	(311.2)	30.2
Other expense (income):
Interest income	(0.3)	(0.2)	(0.7)	(1.2)
Interest expense	12.8	11.9	38.2	33.2
Write-off of deferred financing fees	2.0	—	2.0	—
Other	—	(0.7)	(1.3)	(2.5)
Total other expense	14.5	11.0	38.2	29.5
Income (loss) before benefit for income taxes	(331.1)	2.9	(349.4)	0.7
Provision (benefit) for income taxes	(57.8)	0.7	(60.4)	(14.2)
Net income (loss)	(273.3)	2.2	(289.0)	14.9
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(0.2)	0.3	0.3	(0.6)
Comprehensive income (loss)	(273.5)	2.5	(288.7)	14.3
Net income (loss)	(273.3)	2.2	(289.0)	14.9
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)	(3.7)	(3.7)
Net income (loss) attributable to common stockholders	$(274.5)	$1.0	$(292.7)	$11.2
Net income (loss) per common share:
Basic and Diluted	$(4.25)	$0.01	$(4.54)	$0.18
Weighted-average common shares outstanding:
Basic and Diluted	64,583,275	65,289,320	64,525,777	60,413,694
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$5.72	$5.72

Daseke, Inc. and Subsidiaries

Consolidated Statements of Cash Flow

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$(289.0)	$14.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	107.1	81.6
Amortization of intangible assets	12.4	12.2
Amortization of deferred financing fees	2.4	2.2
Non-cash operating lease expense	19.7	—
Write-off of deferred financing fees	2.0	—
Stock-based compensation expense	2.9	2.7
Deferred taxes	(60.4)	(16.1)
Bad debt expense	2.7	0.6
Gain on disposition of property and equipment	(2.1)	(1.5)
Gain on disposition of building	—	(0.8)
Deferred gain recognized on sales-type leases	—	(2.0)
Impairment	306.8	2.8
Restructuring	6.9	—
Changes in operating assets and liabilities
Accounts receivable	(23.5)	(57.5)
Drivers’ advances and other receivables	(2.4)	(0.6)
Payments received on sales-type leases	—	10.5
Prepaid and other current assets	(2.3)	(9.5)
Accounts payable	1.8	(5.6)
Accrued expenses and other liabilities	4.4	12.9
Net cash provided by operating activities	89.4	46.8

Cash flows from investing activities
Purchases of property and equipment	(17.4)	(58.8)
Proceeds from sale of property and equipment	23.8	15.5
Cash paid for acquisitions, net of cash received	—	(131.8)
Net cash provided by (used in) investing activities	6.4	(175.1)

Cash flows from financing activities:
Advances on line of credit	980.8	775.0
Repayments on line of credit	(980.8)	(763.9)
Advances on long-term debt	—	6.1
Principal payments on long-term debt	(57.8)	(41.0)
Deferred financing fees	(0.4)	(1.0)
Proceeds from issuance of common stock	—	84.2
Series A convertible preferred stock dividends	(3.7)	(3.7)
Net cash provided by (used in) financing activities	(61.9)	55.7

Effect of exchange rates on cash and cash equivalents	(0.3)	—

Net increase (decrease) in cash and cash equivalents	33.6	(72.6)
Cash and cash equivalents – beginning of period	46.0	90.7
Cash and cash equivalents – end of period	$79.6	$18.1

Daseke, Inc. and Subsidiaries

Consolidated Statements of Cash Flow - (Continued)

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2019	2018
Supplemental disclosure of cash flow information
Cash paid for interest	$35.6	$31.0
Cash paid for income taxes	$1.6	$1.8

Noncash investing and financing activities
Property and equipment acquired with debt or finance lease obligations	$65.6	$36.1
Accrued capital expenditures	$—	$5.9
Property and equipment sold for notes receivable	$0.4	$0.4
Property and equipment transferred to sales-type lease	$—	$8.4
Sales-type lease returns to property and equipment	$—	$0.5
Sales-type lease assets acquired with debt or capital lease obligations	$—	$9.9
Sales-type lease assets sold for notes receivable	$—	$46.2
Sales-type lease returns to sales-type lease assets	$—	$24.0
Common stock issued in acquisitions	$—	$19.7
Issuance of earnout shares	$—	$48.2
Right-of-use assets acquired	$33.5	$—

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Three Months Ended September 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$155.4	54.0	$153.1	53.9	$2.3	1.5
Owner operator freight	49.1	17.0	49.1	17.3	—	—
Brokerage	54.5	18.9	53.2	18.7	1.3	2.4
Logistics	12.9	4.5	10.8	3.8	2.1	19.4
Fuel surcharge	16.1	5.6	17.7	6.2	(1.6)	(9.0)
Total revenue	288.0	100.0	283.9	100.0	4.1	1.4

OPERATING EXPENSES(1):
Total operating expenses	475.6	160.7	272.1	95.8	203.5	74.8
Operating ratio	160.7%		95.8%
Adjusted operating ratio	93.9%		92.5%
INCOME FROM OPERATIONS	$(187.6)	(65.1)	$11.8	4.2	$(199.4)	(1,689.8)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	57.8		57.2		0.6	1.0
Company-operated tractors, at quarter-end	2,472		2,436		36	1.5
Owner-operated tractors, at quarter-end	699		678		21	3.1
Number of trailers, at quarter-end	8,280		8,724		(444)	(5.1)

Company-operated tractors, average for the quarter	2,479		2,446		33	1.3
Owner-operated tractors, average for the quarter	694		721		(27)	(3.7)
Total tractors, average for the quarter	3,173		3,167		6

*     indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2)	Total miles includes company and owner operator and excludes brokerage.
(3)	Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Nine Months Ended September 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$463.8	55.3	$370.0	53.8	$93.8	25.4
Owner operator freight	142.4	17.0	126.7	18.4	15.7	12.4
Brokerage	148.3	17.7	112.8	16.4	35.5	31.5
Logistics	37.1	4.4	29.1	4.2	8.0	27.5
Fuel surcharge	46.7	5.5	48.5	7.2	(1.8)	(3.7)
Total revenue	838.3	100.0	687.1	100.0	151.2	22.0

OPERATING EXPENSES(1):
Total operating expenses	1,007.1	120.1	663.0	96.5	344.1	51.9
Operating ratio	120.1%		96.5%
Adjusted operating ratio	93.6%		92.7%
INCOME FROM OPERATIONS	$(168.8)	(20.1)	$24.1	3.5	$(192.9)	(800.4)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	169.1		163.3		5.8	3.6
Company-operated tractors, at period-end	2,472		2,436		36	1.5
Owner-operated tractors, at period-end	699		678		21	3.1
Number of trailers, at period-end	8,280		8,724		(444)	(5.1)

Company-operated tractors, average for the period	2,492		2,173		319	14.7
Owner-operated tractors, average for the period	674		618		56	9.1
Total tractors, average for the period	3,166		2,791		375

*     indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2)	Total miles includes company and owner operator and excludes brokerage.
(3)	Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Three Months Ended September 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$55.2	32.5	$56.3	31.0	$(1.1)	(2.0)
Owner operator freight	71.1	41.9	74.3	40.9	(3.2)	(4.3)
Brokerage	23.6	13.9	29.2	16.1	(5.6)	(19.2)
Logistics	0.7	0.4	0.8	0.4	(0.1)	(12.5)
Fuel surcharge	19.2	11.4	20.9	11.5	(1.7)	(8.1)
Total revenue	169.8	100.0	181.5	100.0	(11.7)	(6.4)

OPERATING EXPENSES(1):
Total operating expenses	277.7	163.5	169.3	93.3	108.4	64.0
Operating ratio	163.5%		93.3%
Adjusted operating ratio	95.0%		92.5%
INCOME FROM OPERATIONS	$(107.9)	(63.5)	$12.2	6.7	$(120.1)	(984.4)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	66.4		64.1		2.3	3.6
Company-operated tractors, at quarter-end	1,264		1,363		(99)	(7.3)
Owner-operated tractors, at quarter-end	1,714		1,636		78	4.8
Number of trailers, at quarter-end	4,928		5,173		(245)	(4.7)

Company-operated tractors, average for the quarter	1,265		1,244		21	1.7
Owner-operated tractors, average for the quarter	1,701		1,611		90	5.6
Total tractors, average for the quarter	2,966		2,855		111

*     indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2)	Total miles includes company and owner operator and excludes brokerage.
(3)	Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Nine Months Ended September 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$165.3	32.2	$147.8	30.2	$17.5	11.8
Owner operator freight	213.1	41.6	205.9	42.1	7.2	3.5
Brokerage	74.7	14.6	76.0	15.6	(1.3)	(1.7)
Logistics	2.0	0.4	2.2	0.5	(0.2)	(9.1)
Fuel surcharge	57.6	11.2	56.8	11.6	0.8	1.4
Total revenue	512.7	100.0	488.7	100.0	24.0	4.9

OPERATING EXPENSES(1):
Total operating expenses	611.2	119.2	460.2	94.2	151.0	32.8
Operating ratio	119.2%		94.2%
Adjusted operating ratio	95.7%		93.1%
INCOME FROM OPERATIONS	$(98.5)	(19.2)	$28.5	5.8	$(127.0)	(445.6)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	196.0		180.4		15.6	8.6
Company-operated tractors, at period-end	1,264		1,363		(99)	(7.3)
Owner-operated tractors, at period-end	1,714		1,636		78	4.8
Number of trailers, at period-end	4,928		5,173		(245)	(4.7)

Company-operated tractors, average for the period	1,324		1,151		173	15.0
Owner-operated tractors, average for the period	1,665		1,524		141	9.3
Total tractors, average for the period	2,989		2,675		314

*     indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2)	Total miles includes company and owner operator and excludes brokerage.
(3)	Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment

(Unaudited)

(In millions)

	Three Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2019
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$(96.3)	$(162.0)	$(15.0)	$(273.3)	$(93.6)	$(152.1)	$(43.3)	$(289.0)
Depreciation and amortization	14.2	23.8	0.3	38.3	42.6	76.4	0.5	119.5
Interest income	(0.1)	—	(0.2)	(0.3)	(0.2)	—	(0.5)	(0.7)
Interest expense	2.8	3.3	6.7	12.8	8.2	9.8	20.2	38.2
Write-off of deferred financing fees	—	—	2.0	2.0	—	—	2.0	2.0
Income tax provision (benefit)	(14.2)	(29.1)	(14.5)	(57.8)	(12.6)	(25.8)	(22.0)	(60.4)
Business transformation costs	0.1	0.7	6.0	6.8	0.1	0.7	6.0	6.8
Impairment	113.2	193.6	—	306.8	113.2	193.6	—	306.8
Restructuring	0.9	3.5	2.5	6.9	0.9	3.5	2.5	6.9
Stock based compensation	0.2	0.4	0.4	1.0	0.5	1.3	1.1	2.9
Adjusted EBITDA	$20.8	$34.2	$(11.8)	$43.2	$59.1	$107.4	$(33.5)	$133.0

	Three Months Ended				Nine Months Ended
	September 30, 2018				September 30, 2018
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$6.0	$5.6	$(9.4)	$2.2	$20.2	$16.6	$(21.9)	$14.9
Depreciation and amortization	9.2	27.6	—	36.8	25.8	67.9	0.1	93.8
Interest income	(0.1)	—	(0.1)	(0.2)	(0.2)	(0.1)	(0.9)	(1.2)
Interest expense	2.2	2.9	6.8	11.9	6.0	8.1	19.1	33.2
Income tax provision (benefit)	4.2	3.9	(7.4)	0.7	2.5	1.1	(17.8)	(14.2)
Acquisition-related transaction expenses	—	—	0.6	0.6	—	—	2.4	2.4
Impairment	—	—	—	—	—	2.8	—	2.8
Stock based compensation	0.2	0.5	0.2	0.9	0.7	1.6	0.4	2.7
Adjusted EBITDA	$21.7	$40.5	$(9.3)	$52.9	$55.0	$98.0	$(18.6)	$134.4

Daseke, Inc. and Subsidiaries

Reconciliation of cash flows from operating activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$34.5	$17.8	$89.4	$46.8
Purchases of property and equipment	(5.3)	(27.7)	(17.4)	(58.8)
Proceeds from sale of property and equipment	7.3	3.8	23.8	15.5
Free Cash Flow	$36.5	$(6.1)	$95.8	$3.5

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA, 2019 Outlook

(Unaudited)

(In millions)

	Year Ended
	December 31, 2019
	Low	High

Net loss	$(304.0)	$(289.0)
Depreciation and amortization	149.0	147.0
Net interest expense	50.0	50.0
Provision for income taxes	(62.0)	(63.0)
Stock based compensation	4.0	4.0
Impairment	307.0	307.0
Restructuring	9.0	8.0
Business transformation costs	10.0	9.0
Write-off financing fees	2.0	2.0
Adjusted EBITDA	$165.0	$175.0